The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement, the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-270327 and 333-270327-01

August     , 2025

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2025-USNCH27955 to Product Supplement No. EA-08-02
dated March 23, 2023, Underlying Supplement No. 11 dated March 7, 2023 and
Prospectus Supplement and Prospectus each dated March 7, 2023

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

■

Linked to the lowest performing of the S&P 500® Index and the Dow Jones Industrial Average™ (each referred to as an “underlying”)

■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic early redemption upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing underlying on the applicable calculation day. The lowest performing underlying on any calculation day is the underlying that has the lowest underlying return on that calculation day.

■

Automatic Call. If the closing value of the lowest performing underlying on the call date is greater than or equal to its starting value, the securities will be automatically called for redemption for an amount in cash equal to the stated principal amount plus the call premium of at least 8.10% of the stated principal amount (to be determined on the pricing date)

■

Maturity Payment Amount. If the securities are not automatically called for redemption, you will receive a maturity payment amount that may be greater than, equal to or less than the stated principal amount of the securities, depending on the performance of the lowest performing underlying on the final calculation day from its starting value to its ending value, subject to the maximum upside return. The maturity payment amount will reflect the following terms:

■

If the ending value of the lowest performing underlying on the final calculation day is greater than its starting value, you will receive the stated principal amount plus a positive return equal to 100% of the percentage increase in the value of the lowest performing underlying from its starting value, subject to a maximum upside return of 24.00% of the stated principal amount

■

If the ending value of the lowest performing underlying on the final calculation day is equal to its starting value or less than its starting value, but not by more than 15% (the “buffer amount”), you will receive the stated principal amount plus a positive return equal to the absolute value of the percentage decline in the value of the lowest performing underlying from its starting value to its ending value, which will effectively be capped at a positive return of 15%

■

If the ending value of the lowest performing underlying on the final calculation day is less than its starting value by more than the buffer amount, you will receive less than the stated principal amount and have 1-to-1 downside exposure to the decrease in the value of the lowest performing underlying in excess of the buffer amount

■

Investors may lose up to 85% of the stated principal amount

■

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of any underlying beyond the call premium, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of any underlying at the participation rate

■

Your return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day.  You will not benefit in any way from the performance of any better performing underlying.  Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably

■

All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment.

■

No periodic interest payments or dividends

■

The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity.  You should not invest in the securities unless you are willing to hold them to maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8 and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and beginning on page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc.  All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.  None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$
Maximum Underwriting Discount and Commission(2)(3)	$25.75	$
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$974.25	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $912.50 per security, which will be less than the public offering price.  The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 2.575% ($25.75) for each security it sells. Wells Fargo may pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 2.00% ($20.00) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities.  See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Terms of the Securities
Underlyings:	The S&P 500® Index and the Dow Jones Industrial Average™ (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date*:	August 25, 2025
Issue Date*:	August 28, 2025
Final Calculation Day*:	August 25, 2028, subject to postponement if such date is not a trading day or certain market disruption events occur as described in the accompanying product supplement.
Maturity Date*:	August 30, 2028, subject to postponement as described in the accompanying product supplement.
Automatic Call:

If the closing value of the lowest performing underlying on the call date is greater than or equal to its starting value, the securities will be automatically called for redemption on the call settlement date for an amount in cash per security equal to $1,000 plus the call premium.

If the securities are automatically called for redemption, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of the underlyings beyond the call premium, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the underlyings at the participation rate.

If the securities are automatically called for redemption, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Date*:	August 28, 2026, subject to postponement if such date is not a trading day or certain market disruption events occur as described in the accompanying product supplement. For purposes of the accompanying product supplement, the call date is a “calculation day.”
Call Settlement Date:	The third business day after the call date. For purposes of the accompanying product supplement, the call settlement date is a “payment date.”
Call Premium:	The call premium will be determined on the pricing date and will be at least 8.10% of the stated principal amount.
Maturity Payment Amount:

If the securities are not automatically called for redemption prior to maturity, you will receive a maturity payment amount for each $1,000 stated principal amount security you hold at maturity:

•

If the ending value of the lowest performing underlying on the final calculation day is greater than its starting value:

$1,000 plus the lesser of:

(i) $1,000 × underlying return of the lowest performing underlying on the final calculation day × participation rate; and

(ii) the maximum upside return

•

If the ending value of the lowest performing underlying on the final calculation day is less than or equal to its starting value but greater than or equal to its threshold value:

$1,000 + ($1,000 × absolute value of the underlying return of the lowest performing underlying on the final calculation day); or

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

•

If the ending value of the lowest performing underlying on the final calculation day is less than its threshold value:

$1,000 + [$1,000 × (underlying return of the lowest performing underlying on the final calculation day + buffer amount)]

If the securities are not automatically called for redemption prior to maturity and the ending value of the lowest performing underlying on the final calculation day is less than its threshold value, you will have 1-to-1 downside exposure to the decrease in the value of the lowest performing underlying in excess of the buffer amount and will lose some, and possibly up to 85%, of the stated principal amount of your securities at maturity.

Participation Rate:	100%
Maximum Upside Return:	24.00% of the stated principal amount ($240 per security). Because of the maximum upside return, if the ending value of the lowest performing underlying on the final calculation day is greater than its starting value, the maturity payment amount will not exceed $1,240.00 per security.
Threshold Value:	With respect to the S&P 500® Index: , which is equal to 85% of its starting value. With respect to the Dow Jones Industrial Average™: , which is equal to 85% of its starting value.
Buffer Amount:	15%
Starting Value:	With respect to the S&P 500® Index: , its closing value on the pricing date. With respect to the Dow Jones Industrial Average™: , its closing value on the pricing date.
Ending Value:	For each underlying, its closing value on the final calculation day
Underlying Return:

For each underlying on any calculation day:

(its closing value on that calculation day – its starting value) / its starting value

If the underlying return of an underlying is equal to -5%, the absolute value of the underlying return for that underlying would be +5%.

Lowest Performing Underlying:	For any calculation day, the underlying with the lowest underlying return determined as of that calculation day
Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	17333MCJ0 / US17333MCJ09

* Expected. To the extent that the issuer makes any change to the expected pricing date or expected issue date, the calculation days and maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing values of the underlyings will be determined and other specified events with respect to the underlyings.  The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Markets Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-08-02 dated March 23, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323004586/dp190173_424b2-wf0802.htm

•	Underlying Supplement No. 11 dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323003815/dp189981_424b2-us11.htm

•	Prospectus Supplement and Prospectus, each dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000119312523063080/d470905d424b2.htm

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek the potential for a fixed return if each underlying has appreciated at all as of the call date in lieu of full participation in any potential appreciation of any underlying;

•	if the securities are not automatically called for redemption prior to maturity, seek exposure to the positive performance of the lowest performing underlying on the final calculation day if its ending value is greater than its starting value, subject to the maximum upside return;

•	if the securities are not automatically called for redemption prior to maturity, desire to limit the downside exposure to the lowest performing underlying through the buffer amount;

•	if the securities are not automatically called for redemption prior to maturity, understand that any positive return based on the depreciation of the lowest performing underlying will be limited to 15%, and that any depreciation of the lowest performing underlying from the starting value to the ending value of more than 15% will result in a loss, rather than a positive return, on the securities;

•	if the securities are not automatically called for redemption prior to maturity, understand that if the ending value of the lowest performing underlying on the final calculation day is less than its starting value by more than the buffer amount, they will receive less, and possibly significantly less, than the stated principal amount per security at maturity;

•	understand that the term of the securities may be limited by the automatic call feature of the securities;

•	understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

•	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek a security with a fixed term;

•	are unwilling to accept the risk that, if the securities are not automatically called for redemption prior to maturity, the value of the lowest performing underlying on the final calculation day may decrease by more than the buffer amount from its starting value to its ending value;

•	seek uncapped exposure to the upside performance of any or each underlying;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek current income;

•	are unwilling to purchase securities with the estimated value set forth on the cover page;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

•	are unwilling to accept the risk of exposure to the underlyings;

•	seek exposure to the underlyings but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Summary Risk Factors” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the information provided below.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called for redemption on the call date will be determined based on the closing value of the lowest performing underlying on the call date as follows:

If the securities are not automatically called for redemption prior to maturity, on the maturity date you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors” beginning on page PS-5 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose A Significant Portion Of Your Investment.

Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, if the securities are not automatically called for redemption prior to maturity, your maturity payment amount will depend on the performance of the lowest performing underlying. If the securities are not automatically called for redemption prior to maturity and the lowest performing underlying depreciates by more than the buffer amount such that the ending value of the lowest performing underlying on the final calculation day is less than its threshold value, you will lose 1% of the stated principal amount of the securities for every 1% by which that depreciation exceeds the buffer amount.

The Securities Do Not Pay Interest.

Unlike conventional debt securities, the securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

If The Securities Are Automatically Called For Redemption Prior To Maturity, Your Potential Return On The Securities Is Limited.

If the securities are automatically called for redemption prior to maturity, your potential return on the securities is limited to the call premium payable upon automatic call. If the closing value of the lowest performing underlying on the call date is greater than or equal to its starting value, you will be repaid the stated principal amount of your securities and will receive the fixed call premium, regardless of how significantly the closing value of the lowest performing underlying on the call date may exceed its starting value. Accordingly, the call premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in the underlyings. If the securities are automatically called for redemption, you will no longer have the opportunity to participate in any appreciation of any underlying at the participation rate.

The Securities May Be Automatically Called For Redemption Prior To Maturity, Limiting The Term Of The Securities.

If the closing value of the lowest performing underlying on the call date is greater than or equal to its starting value, the securities will be automatically called for redemption. If the securities are automatically called for redemption following the call date, they will cease to be outstanding and you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

Your Potential Return On The Securities From Appreciation Of The Lowest Performing Underlying On The Final Calculation Day Is Limited.

If the ending value of the lowest performing underlying on the final calculation day is greater than its starting value, your potential total return on the securities at maturity is limited to the maximum upside return, even if the lowest performing underlying on the final calculation day appreciates by significantly more than the maximum upside return. If the lowest performing underlying on the final calculation day appreciates by more than the maximum upside return, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the underlyings. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the underlyings and a pass-through of dividends even if the lowest performing underlying on the final calculation day appreciates by less than the maximum upside return.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Your Potential Return On The Securities From Depreciation Of The Lowest Performing Underlying On The Final Calculation Day Is Limited.

The return potential of the securities in the event that the ending value of the lowest performing underlying on the final calculation day is less than its starting value is limited by the threshold value. Any decline in the ending value of the lowest performing underlying on the final calculation day below its threshold value will result in a loss, rather than a positive return, on the securities.

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the lowest performing underlying alone.  Instead, you are subject to the full risks of whichever of the underlyings is the lowest performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the lowest performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship.  The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the lowest performing underlying is not relevant to your return on the securities.  It is impossible to predict what the relationship between the underlyings will be over the term of the securities.  The underlyings differ in significant ways and, therefore, may not be correlated with each other.

You Will Not Receive Dividends Or Have Any Other Rights With Respect To The Securities Included In Any Underlying.

You will not receive any dividends with respect to the securities included in any underlying.  This lost dividend yield may be significant over the term of the securities.  The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.  In addition, you will not have voting rights or any other rights with respect to the securities included in any underlying.

The Performance Of The Securities Will Depend On The Closing Values Of The Underlyings Solely On The Calculation Days, Which Makes The Securities Particularly Sensitive To Volatility In The Closing Values Of The Underlyings On Or Near The Calculation Days.

Whether the securities will be automatically called for redemption will depend on the closing values of the underlyings solely on the call date, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically called for redemption, what you receive at maturity will depend solely on the ending value of the lowest performing underlying on the final calculation day, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings. You should understand that the closing value of each of the underlyings has historically been highly volatile.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the securities included in the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the securities included in the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors—General Risk Factors Relating To All Securities— The Value Of Your Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We expect to hedge our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies.  These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services.  These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines.  In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  See “Risk Factors—General Risk Factors Relating To All Securities—The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings.  We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make.  Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

The Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an underlying will be postponed for non-trading days and certain market disruption events. If such a postponement occurs, the call settlement date or maturity date, as applicable, will be postponed. For more information regarding adjustments to the calculation days and payment dates and the circumstances that may result in a market disruption event, see the relevant sections of the accompanying product supplement.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate how to determine the payment on the securities, assuming the various hypothetical closing values of the lowest performing underlying indicated below.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment on the securities will be.  The actual payment on the securities will depend on the actual closing value of the lowest performing underlying on the calculation days.

The examples below are based on the following hypothetical values and do not reflect the actual starting values or threshold values of the underlyings.  For the actual starting value and threshold value of each underlying, see “Terms of the Securities” above.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual payment on the securities will be calculated based on the actual starting value and threshold value of each underlying, and not the hypothetical values indicated below. The examples below assume that the call premium will be set at the lowest value indicated in “Terms of the Securities” above. The actual call premium will be determined on the pricing date.

Underlying	Hypothetical starting value	Hypothetical threshold value
S&P 500® Index	100.00	85.00 (85% of its hypothetical starting value)
Dow Jones Industrial Average™	100.00	85.00 (85% of its hypothetical starting value)

Hypothetical Payout Profile

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Hypothetical Returns

If the securities are automatically called:

Hypothetical payment per security on call settlement date	Hypothetical total pre-tax rate of return
$1,081.00	8.10%

If the securities are not automatically called:

Hypothetical ending value of the lowest performing underlying on the final calculation day	Hypothetical underlying return of the lowest performing underlying on the final calculation day	Hypothetical maturity payment amount per security	Hypothetical total pre-tax rate of return
200.00	100.00%	$1,240.00	24.00%
175.00	75.00%	$1,240.00	24.00%
150.00	50.00%	$1,240.00	24.00%
140.00	40.00%	$1,240.00	24.00%
130.00	30.00%	$1,240.00	24.00%
124.00	24.00%	$1,240.00	24.00%
120.00	20.00%	$1,200.00	20.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,050.00	5.00%
90.00	-10.00%	$1,100.00	10.00%
85.00	-15.00%	$1,150.00	15.00%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$850.00	-15.00%
60.00	-40.00%	$750.00	-25.00%
50.00	-50.00%	$650.00	-35.00%
25.00	-75.00%	$400.00	-60.00%
0.00	-100.00%	$150.00	-85.00%

Hypothetical Examples

If the securities are automatically called:

	Hypothetical closing value of S&P 500® Index on call date	Hypothetical closing value of Dow Jones Industrial AverageTM on call date	Hypothetical payment per security on related call settlement date
Example 1:	150.00 (underlying return = 150.00 – 100.00 / 100.00 = 50.00%)	130.00 (underlying return = 130.00 – 100.00 / 100.00 = 30.00%)	$1,081.00

Example 1—Automatic Call. On the call date, the Dow Jones Industrial Average™ has the lowest underlying return and, therefore, is the lowest performing underlying. In this scenario, the hypothetical closing value of the lowest performing underlying on the call date is greater than its starting value.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Because the closing value of the lowest performing underlying on the call date is greater than its starting value, the securities would be automatically called for redemption on the call settlement date for an amount in cash per security equal to $1,000 plus the call premium of 8.10% of the stated principal amount. In this example, the total payment upon automatic call would be $1,081.00 per security.

Even though the lowest performing underlying on the call date appreciated by a percentage greater than the call premium from its starting value to its closing value on the call date in this example, your return is limited to the call premium. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlyings. If the securities are automatically called for redemption, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date.

If the securities are not automatically called:

	Hypothetical ending value of S&P 500® Index	Hypothetical ending value of Dow Jones Industrial Average™	Hypothetical maturity payment amount per security
Example 2:	120.00 (underlying return = 120.00 – 100.00 / 100.00 = 20.00%)	110.00 (underlying return = 110.00 – 100.00 / 100.00 = 10.00%)	$1,100.00
Example 3:	140.00 (underlying return = 140.00 – 100.00 / 100.00 = 40.00%)	150.00 (underlying return = 150.00 – 100.00 / 100.00 = 50.00%)	$1,240.00
Example 4:	105.00 (underlying return = 105.00 – 100.00 / 100.00 = 5.00%)	95.00 (underlying return = 95.00 – 100.00 / 100.00 = -5.00%)	$1,050.00
Example 5:	50.00 (underlying return = 50.00 – 100.00 / 100.00 = -50.00%)	90.00 (underlying return = 90.00 – 100.00 / 100.00 = -10.00%)	$650.00

Example 2—Upside Scenario A. On the final calculation day, the Dow Jones Industrial Average™ has the lowest underlying return and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is greater than its starting value.

Maturity payment amount per security = $1,000 plus the lesser of:

(i) $1,000 × underlying return of the lowest performing underlying on the final calculation day × participation rate and (ii) the maximum upside return

= $1,000 + the lesser of: (i) ($1,000 × 10% × 100%) and (ii) $240

= $1,000 + the lesser of (i) $100 and (ii) $240

= $1,100

Because the lowest performing underlying on the final calculation day appreciated from its starting value to its hypothetical ending value, you would receive a total return at maturity equal to the upside performance of the lowest performing underlying on the final calculation day multiplied by the participation rate, which in this case is less than the maximum upside return.

Example 3—Upside Scenario B. On the final calculation day, the S&P 500® Index has the lowest underlying return and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is greater than its starting value.

Maturity payment amount per security = $1,000 plus the lesser of:

(i) $1,000 × underlying return of the lowest performing underlying on the final calculation day × participation rate and (ii) the maximum upside return

= $1,000 + the lesser of: (i) ($1,000 × 40% × 100%) and (ii) $240

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

= $1,000 + the lesser of (i) $400 and (ii) $240

= $1,240

Because the lowest performing underlying on the final calculation day appreciated from its starting value to its hypothetical ending value and the upside performance of the lowest performing underlying on the final calculation day multiplied by the participation rate exceeds the maximum upside return, your total return at maturity would be limited to the maximum upside return in this case. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlyings without a maximum upside return.

Example 4—Absolute Return Scenario. On the final calculation day, the Dow Jones Industrial Average™ has the lowest underlying return and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is less than its starting value but greater than its threshold value.

Maturity payment amount per security = $1,000 + ($1,000 × absolute value of the underlying return of the lowest performing underlying on the final calculation day)

= $1,000 + ($1,000 × |-5.00%|)

= $1,000 + ($1,000 × 5.00%)

= $1,000 + $50

= $1,050

Because the hypothetical ending value of the lowest performing underlying on the final calculation day is less than its starting value but greater than its threshold value, your total return at maturity in this scenario would reflect positive exposure to the absolute value of the negative performance of the lowest performing underlying on the final calculation day.

Example 5—Downside Scenario. On the final calculation day, the S&P 500® Index has the lowest underlying return and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is less than its threshold value.

Maturity payment amount per security = $1,000 + [$1,000 × (underlying return of the lowest performing underlying on the final calculation day + buffer amount)]

= $1,000 + [$1,000 × (-50% + 15%)]

= $1,000 + ($1,000 × -35%)

= $1,000 + -$350

= $650

Because the lowest performing underlying on the final calculation day depreciated from its starting value to its hypothetical ending value by more than the buffer amount, such that its hypothetical ending value is less than its threshold value, your maturity payment amount in this scenario would reflect 1-to-1 exposure to the negative performance of the lowest performing underlying on the final calculation day beyond the buffer amount.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index.  This pricing supplement relates only to the securities and not to the S&P 500® Index.  We make no representation as to the performance of the S&P 500® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the S&P 500® Index on August 13, 2025 was 6,466.58.

The graph below shows the closing value of the S&P 500® Index for each day such value was available from January 2, 2020 to August 13, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Information About the Dow Jones Industrial Average™

The Dow Jones Industrial Average™ is a price-weighted index rather than a market capitalization-weighted index. The Dow Jones Industrial Average™ consists of 30 common stocks chosen as representative of the broad market of U.S. industry.  It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The Dow Jones Industrial Average™” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Dow Jones Industrial Average™ from publicly available information and have not independently verified any information regarding the Dow Jones Industrial Average™.  This pricing supplement relates only to the securities and not to the Dow Jones Industrial Average™.  We make no representation as to the performance of the Dow Jones Industrial Average™ over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Dow Jones Industrial Average™ is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Dow Jones Industrial Average™ on August 13, 2025 was 44,922.27.

The graph below shows the closing value of the Dow Jones Industrial Average™ for each day such value was available from January 2, 2020 to August 13, 2025.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “General Risk Factors Relating to All Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.  Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).  However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Upside Participation to a Cap, Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the Dow Jones Industrial Average™ due August 30, 2028

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent.  Wells Fargo will receive an underwriting discount and commission of up to 2.575% ($25.75) for each security it sells.  Wells Fargo may pay selected dealers, which may include WFA, a fixed selling commission of 2.00% ($20.00) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

We have been advised that, for a period of approximately three months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.  However, Wells Fargo is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

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